UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 27, 2012, Sucampo Pharmaceuticals, Inc. (the “Company”) will make a corporate update presentation with an analyst at the corporate headquarters in Bethesda, MD. On November 28 and 29, 2012, the Company will make a corporate update presentation with one-on-one meetings with investors in New York, NY.  Both meetings will include slides that have been previously disclosed.

The information in this Item 7.01 and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

Under the direction of Sucampo AG (“SAG”), a wholly owned subsidiary of the Company, which holds the patents and intellectual property, Sucampo Pharma, Ltd. (“SPL”), a wholly owned subsidiary of the Company located in Japan, conducts clinical trials and seeks marketing approvals in that market for SAG’s products and compounds. Under the terms of the February 19, 2009 agreement between SPL and Abbott Japan Co. Ltd. (“Abbott Japan”) to develop and commercialize lubiprostone in Japan for the treatment of CIC, Abbott Japan will pay a development milestone of $15.0 million within 15 days of the first commercial sale of lubiprostone in Japan, which occurred on November 21, 2012. The payment will be made to SAG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	November 27, 2012	By:	/s/ Thomas J. Knapp
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary